UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2019

Air T, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road

Denver, North Carolina 28037

(Address of Principal Executive Offices, and Zip Code)

                                       (828) 464-8741

Registrant’s Telephone Number, Including Area Code

                                         Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Global Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market
Warrant to purchase AIP	AIRTW	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2019, Air T, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Brian Ochocki.  Pursuant to the Agreement, commencing on July 8, 2019 (the “Start Date”), Mr. Ochocki, age 51, will serve as the Chief Financial Officer of the Company. Mr. Ochocki will also serve as the Principal Financial Officer.

Under the terms of the Agreement, Mr. Ochocki will receive a base salary of $220,000 per year and will be entitled to the Company’s standard package of employee benefits. Mr. Ochocki will be entitled to a one-time $20,000 bonus if he remains employed with the Company at the timely filing of the Company’s Fiscal Year 2020 10-K. Mr. Ochocki will also be entitled to receive annual performance bonus payments, as established by the Company’s Compensation Committee and Chief Executive Officer, with a target discretionary annual performance bonus of 30% of his base salary.

Mr. Ochocki has over twenty years of experience as a results-oriented senior financial executive within multiple industries. Since May 2018, he was the Chief Financial Officer of Indigo Signworks, Inc., a custom sign manufacturer and installer. Prior to that position, he worked with Holiday Companies for thirteen years, most recently as the Vice President of Energy, Logistics, and Transportation from 2016 to 2018, and formerly as the Vice President of Financial Planning and Analysis from 2005 to 2016. He previously served in various finance positions at Northwest Airlines, Inc. for seven years, Goldman, Sachs & Co. for two years, and KPMG for five years.

Mr. Ochocki has no family relationships that are required to be disclosed under Item 401(d) of Regulation S-K and is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Agreement is a summary of its material terms and is qualified in its entirety by the terms of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release announcing the above-described matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Air T, Inc. and Brian Ochocki dated June 12, 2019 (filed herewith)
99.1	Press Release dated June 18, 2019 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2019	AIR T, INC.

	By:	/s/ Nick Swenson
	Name:	Nick Swenson
	Title:	Chief Executive Officer